 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated August 11, 2011, on the financial statements of Yukon Gold Corporation, Inc. (the “Company”) included in its Annual Report on Form 10-K filed by the Company, for the fiscal year ended April 30, 2011.

"SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada August 15, 2011	Chartered Accountants Licensed Public Accountants